                                                                     Exhibit 5.1


                           Jones, Day, Reavis & Pogue
                                   North Point
                               901 Lakeside Avenue
                              Cleveland, Ohio 44114


                                September 4, 1997


Cole National Corporation
5915 Landerbrook Drive
Mayfield Heights, Ohio  44124

         Re:  8 5/8% Senior Subordinated Notes Due 2007 of
              Cole National Group, Inc.
              --------------------------------------------

Gentlemen:

                  We are acting as counsel for Cole National Group, Inc., a Delaware corporation (the "Company"), in connection with the proposed issuance of $125,000,000 aggregate amount of the Company's 8 5/8% Senior Subordinated Notes Due 2007 (the "Notes") to be issued pursuant to an Indenture, dated as of August 22, 1997, (the "Indenture") between the Company and Norwest Bank Minnesota, National Association, as Trustee (the "Trustee"), and a Registration Rights Agreement, dated as of August 22, 1997, by and among the Company and CIBC Wood Gundy Securities Corp., Credit Suisse First Boston Corporation and McDonald & Company Securities, Inc. (the "Registration Rights Agreement").

                  We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion, and based thereupon, we are of the opinion that the Notes have been duly authorized, and when duly executed by authorized officers of the Company, authenticated by the Trustee, and issued in accordance with the Indenture and the Registration Rights Agreement, will be binding obligations of the Company, entitled to the benefits of the Indenture.

                  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on Form S-1 filed by the Company to effect registration of the Notes under the Securities Act of 1933 and to the reference to us under the caption "Legal Matters" in the Prospectus constituting a part of such Registration Statement.

                                      Very truly yours,



                                      /s/ Jones, Day, Reavis & Pogue